                                                                   EXHIBIT 10.2

                               AMENDMENT NO. 3 TO
                     AMENDED AND RESTATED RIGHTS AGREEMENT

         This Amendment No. 3 (this "Amendment") to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of October 19, 1995, as heretofore amended, between U.S. Can Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as rights agent (the "Rights Agent"), is made as of October 4, 2000 between the Company and the Rights Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to those terms in the Rights Agreement.

         1. Amendment to Section 7(a). Section 7(a) of the Rights
Agreement is hereby amended and restated in its entirety as follows:

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on October 19, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
         Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the Effective Time, as such term is defined in the Agreement and Plan of Merger dated as of June 1, 2000 by and between the Company and Pac Packaging Acquisition Corporation, as amended by the First Amendment to Agreement and Plan of Merger dated as of June 28, 2000 and the Second Amendment to Agreement and Plan of Merger dated as of August 22, 2000.

         2. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

U.S. CAN CORPORATION


By: /s/ PAUL W. JONES
   --------------------------
Name:   Paul W. Jones
Title:  Chairman of the Board, President
        and Chief Executive Officer


HARRIS TRUST AND SAVINGS BANK,
as Rights Agent

By: /s/ MARTIN J. MCHALE, JR.
   --------------------------
Name:   Martin J. McHale, Jr.
Title:  Vice President